Exhibit 8.1

SUBSIDIARIES OF AEGEAN MARINE PETROLEUM NETWORK INC.

Name of Subsidiary	Jurisdiction of Incorporation
Aegean Marine Petroleum S.A	Liberia
Aegean Bunkering Services Inc	Marshall Islands
Aegean Investments S.A.	Marshall Islands
Aegean Oil (USA) LLC	United States
Aegean Holdings S.A.	Marshall Islands
Aegean Shipholdings Inc.	Marshall Islands
Aegean Marine Petroleum LLC	United Arab Emirates
Aegean Bunkering (Gibraltar) Limited	Gibraltar
Aegean Bunkering (Jamaica) Limited	Jamaica
Aegean VII Shipping Ltd	Malta
Aegean X Maritime Inc	Marshall Islands
Baldwin Management Co.	Marshall Islands
Carmel Investments Corp.	Marshall Islands
Clyde Shipping Corp.	Marshall Islands
Evian Enterprises Co.	Marshall Islands
Pontos Navigation Inc.	Marshall Islands
Sea Breezer Marine S.A.	Marshall Islands
Tiffany Marine S.A.	Marshall Islands
Venus Holdings Co.	Marshall Islands
Amorgos Maritime Inc.	Marshall Islands
Kimolos Maritime Inc.	Marshall Islands
Kithnos Maritime Inc.	Marshall Islands
Milos I Maritime Inc.	Marshall Islands
Mykonos Maritime Inc.	Marshall Islands
Naxos Maritime Inc.	Marshall Islands
Paros Maritime Inc.	Marshall Islands
Santorini Maritime Inc.	Marshall Islands
Serifos Maritime Inc.	Marshall Islands
Syros Maritime Inc.	Marshall Islands
Ocean Dynamic Corp.	Marshall Islands
Sea Global S.A.	Marshall Islands
Aegean Bunkering (Singapore) Pte. Ltd	Singapore
Baltic Navigation Company	Marshall Islands
Carnaby Navigation Inc.	Liberia
Mare Vision S.A	Marshall Islands
Benmore Services S.A.	Liberia
Tasman Seaways Inc	Liberia
Santon Limited	Liberia
Ingram Enterprises Co	Liberia
Eton Marine Ltd	Liberia
Aegean Breeze Shipping Pte. Ltd.	Singapore
Aegean Tanking S.A	Liberia
Ouranos Tanking S.A	Liberia
Aegean Tiffany Shipping Pte. Ltd.	Singapore
Milos Shipping (Pte.) Ltd	Singapore
Tinos Marine Inc	Liberia
Sifnos Marine Inc	Liberia
Andros Marine Inc	Liberia
Dilos Marine Inc	Liberia
Ios Marine Inc	Liberia

Name of Subsidiary	Jurisdiction of Incorporation
Cephallonia Marine S.A	Liberia
Ithaki Marine S.A	Liberia
Kerkyra Marine S.A	Liberia
Kythira Marine S.A	Liberia
Lefkas Marine S.A	Liberia
Paxoi Marine S.A	Liberia
Zakynthos Marine S.A	Liberia
Aegean Bunkering (Ghana) Limited	Ghana
Bunkers at Sea NV	Belgium
Vera Navigation S.A.	Liberia
AMPN USA LLC	United States